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                                                                      EXHIBIT 99


CONTACT:  Linda Hitchings
          Aerospace Creditors Liquidating Trust
          (212) 317-8292


                                                           FOR IMMEDIATE RELEASE
                                                           NOVEMBER 24, 1997



              SUSPENSION IN TRADING EXPECTED OF UNITS OF AEROSPACE
            CREDITORS LIQUIDATING TRUST ON PACIFIC EXCHANGE EXPECTED


           NEW YORK, NEW YORK, NOVEMBER 24, 1997 - The Trustees of the Aerospace Creditors Liquidating Trust (PCX:ARO.TT) announced today that the Pacific Exchange has informed the Trust that it anticipates that it will suspend trading of the Units of the Trust on the Pacific Exchange before the opening of business on December 16, 1997. This is the day after the previously announced record date of December 15, 1997, the date for determining which holders of the Units will be entitled to receive the final cash distribution from the Trust. The amount of the final cash distribution is subject to the approval of the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court") and will be announced by the Trust as soon as the Trust receives such approval. The Trustees of the Trust are requesting the Bankruptcy Court to approve a final distribution date of December 29, 1997.



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